UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) August 24, 2004 (August 20, 2004)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

9 West 57th Street New York, NY		10019
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 20, 2004, we entered into the Second Amendment to the Amended and Extended Employment Agreement dated July 1, 2002, by and between Cendant Corporation and Henry R. Silverman, our Chairman and Chief Executive Officer. The most significant changes to the Employment Agreement resulting from the Second Amendment are as follows: (i) reduced the term of Mr. Silverman’s Employment Agreement by five years, from December 31, 2012 to December 31, 2007; (ii) reduced any potential severance payment to no more than 2.99 times the prior year's compensation; (iii) specified a portion of Mr. Silverman’s bonus will be conditioned on Cendant Corporation achieving certain specified earnings growth targets; and (iv) reduced the term of the cash compensation portion of a post-employment consulting contract to a period of five years. The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Second Amendment was entered into following the approval by the Delaware Chancery Court of the settlement reached in the Leonard Loventhal Account v. Silverman, et al. matter on August 19, 2004. This matter is more fully discussed in Cendant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	Second Amendment to Amended and Extended Employment Agreement, dated August 20, 2004, by and between Cendant Corporation and Henry R. Silverman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By:	/s/ Eric Bock

Executive Vice President -- Law and Corporate Secretary

Date: August 24, 2004

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated August 24, 2004 (August 20, 2004)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Extended Employment Agreement, dated August 20, 2004, by and between Cendant Corporation and Henry R. Silverman.